Exhibit 1.3

                       MEMORANDUM OF PLANEX VENTURES LTD.

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                          PROVINCE OF BRITISH COLUMBIA

                                     FORM 1
                                   (Section 5)

                                   COMPANY ACT

                                   MEMORANDUM

                                       of

                              PLANEX VENTURES LTD.


I wish to be formed into a company with 1imited liability under the Company Act in pursuance of this Memorandum.


1.   The name of the Company is "PLANEX VENTURES LTD.",

2. The authorized capital of the Company consists of ONE HUNDRED MILLION (100,000,000) common shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.


FULL NAME, RESIDENT ADDRESS AND                       NUMBER AND KIND OF SHARES
OCCUPATION OF SUBSCRIBER                              TAKEN BY SUBSCRIBER


/s/ W. David Black                                    One (1) Common Share
--------------------------------                      without par value
W. DAVID BLACK
1509 Dunbar Street
Vancouver, BC
V6R 3L6

Solicitor


                                                      One (1) Common Share
TOTAL SHARES TAKEN                                    without par value


DATED at Vancouver, British Columbia, this 7th day of January, 2000.



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